UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class          Trading symbol          Name of each exchange on which registered

Common Stock, $0.01 par value                            MICR                                New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Client Matter 23832/00006/A6072562.DOCX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On July 15, 2019, Micron Solutions, Inc. (the “Company”) entered into a new Employment Agreement (the “Agreement”), effective July 15, 2019, with Mr. Wayne Coll.  Mr. Coll will serve as Chief Financial Officer,  Treasurer and Principal Accounting and Financial Officer of the Company. Mr. Coll commenced his employment with the Company on July 15, 2019.  Mr. Coll’s Employment Agreement is attached hereto as Exhibit 10.80.

Mr. Coll, age 55,  brings to Micron over 30 years of financial management experience focused on the medical device industry. His expertise in public company governance, mergers and acquisitions and strategy development and execution, make him well suited to serve as Chief Financial Officer.

Mr. Coll, was formerly engaged from October 2018 to May 2019 as Chief Financial Officer of Keystone Dental, Inc., a privately-held medical device manufacturer. From October 2013 to September 2018 Mr. Coll served as Chief Financial and Operating Officer of Modern Dental Laboratory, USA LLC, a manufacturer of medical devices and the North American unit of the publicly-traded Modern Dental Group Limited (HKEX:3600).    Beginning in November 2011 Mr. Coll served as Chief Financial Officer of Pluromed, Inc. a medical device manufacturer that was subsequently acquired by Genzyme Corporation, where he continued until September 2013. From October 1990 to May 2011 Mr. Coll held a variety of senior financial management roles including Chief Financial Officer at National Dentex Corporation (NASDAQ:NADX)

There are no family relationships between Mr. Coll and any director or executive officer of the Company or its subsidiaries.

A press release related to these matters is attached as Exhibit 99.1.

(e)    Mr. Coll’s employment agreement provides for an annualized salary of $200,000.  He may qualify for performance bonuses in accordance with the Company’s Executive Incentive Plan.  Upon entering the employment agreement, Mr. Coll received a signing bonus of options to purchase 30,000 shares of the Company’s common stock, which options shall vest over a four year period, beginning with a 25% vest on the first anniversary of the grant date. The vesting of the options also accelerate upon a change in control.  Mr. Coll shall be subject to certain non-competition and non-solicitation restrictions.

Client Matter 23832/00006/A6072562.DOCX

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.80	Employment Agreement dated July 15, 2019 between the Company and Wayne Coll
99.01	Press Release dated July 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 17th day of July 2019.

MICRON SOLUTIONS, INC.

By:	/s/ Wayne M. Coll
Wayne M. Coll
Chief Financial Officer
(principal financial and accounting officer)

Client Matter 23832/00006/A6072562.DOCX